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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:


                        SERVICE CORPORATION INTERNATIONAL
                 ANNOUNCES 2001 CHARGES, IMPACT OF NEW GOODWILL
              ACCOUNTING STANDARD AND COMMENTS ON RECENT LITIGATION

HOUSTON, TEXAS, January 9, 2002 . . . Service Corporation International (NYSE:
SRV), the world's largest funeral and cemetery company, today announced non-recurring charges recognized in the fourth quarter of 2001 primarily related to the Company's plan to joint venture certain international funeral and cemetery operations. The Company's plan is to actively seek joint venture partners for its funeral and cemetery operations in Europe (France and the United Kingdom) and in South America (Argentina, Chile and Uruguay). The Company will also seek investors for the complete disposition of the Company's remaining smaller funeral and cemetery operations outside of North America.

COMMENTING ON THE COMPANY'S PLAN CONCERNING ITS OPERATIONS OUTSIDE OF NORTH
AMERICA, SCI VICE CHAIRMAN, B. D. HUNTER, SAID:

"We have been pleased with the values received and the high quality partners involved in the joint venture transactions we have completed to date and believe these partners will add further value to these funeral and cemetery operations going forward. Our plan is to continue seeking viable joint venture partners for our remaining major funeral and cemetery operations outside of North America. We believe these transactions will continue our deleveraging efforts and improve our financial condition."

As a result of the Company's plan for its operations outside of North America, the Company will recognize a charge estimated to be $620 million on a pretax basis in the fourth quarter of 2001 to reduce the carrying values of these international operations to their net realizable values. Including a recognizable tax benefit estimated to be approximately $70 million, the charge will be approximately $550 million on an after tax basis. As a result of reducing these operations to their net realizable values, the Company will cease depreciating the assets of such operations after December 31, 2001. The Company also expects to be in compliance with all financial covenants at December 31, 2001 after taking into account all charges recognized in the fourth quarter of 2001.

Included in the estimated $550 million charge is approximately $150 million which the Company estimates will be the cumulative foreign currency translation adjustment at December 31, 2001 related to the operations outside of North
America which is currently included in other comprehensive income in the Company's stockholders' equity. Any further foreign currency translation effect resulting from changes in foreign currency exchange rates subsequent to December
31, 2001 will be accumulated prospectively in other comprehensive income in stockholders' equity. The cumulative foreign currency translation amounts described above, and adjusted for any future changes, will not be removed from other comprehensive income in stockholders' equity until the joint venture transactions are consummated.
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OTHER RESTRUCTURING CHARGES

As part of the Company's ongoing cost rationalization programs for its North
America funeral and cemetery operations, the Company will also recognize in the fourth quarter of 2001 restructuring charges estimated to be $11 million on a pretax basis and $7 million on an after tax basis. The charges primarily relate to severance costs and termination of additional consulting and non-compete agreements associated with 123 employees in the Company's North America funeral and cemetery operations or corporate offices. Annual savings as a result of these terminations are expected to total approximately $4 million.

ADOPTION OF NEW GOODWILL ACCOUNTING STANDARD

Effective January 1, 2002, the Company will adopt Statement of Financial
Accounting Standard No. 142, "Goodwill and Other Intangible Assets" (SFAS No.
142). After adoption of SFAS No. 142, goodwill recognized on the Company's consolidated balance sheet will no longer be amortized. At September 30, 2001, the Company had $1.95 billion of goodwill presented as Names and Reputations on the Company's consolidated balance sheet. After the recognition in the fourth quarter of 2001 of the impairment charges for the Company's operations outside of North America, the Company's remaining goodwill primarily relates to its North America funeral reporting unit (approximately $1.2 billion) and North
America cemetery reporting unit (approximately $150 million). The Company has estimated the adoption of SFAS No. 142 in the first quarter of 2002 will result in a non-cash charge of up to the $150 million in goodwill associated with the Company's North America cemetery reporting unit. The Company does not expect to incur a charge upon adoption of SFAS No. 142 related to the goodwill associated with the Company's North America funeral reporting unit.

COMMENTS ON RECENT LAWSUIT FILED IN FLORIDA

As discussed in the Company's press release dated December 20, 2001, the Company is in the process of conducting an investigation relating to the allegations made in a lawsuit filed in the State of Florida concerning two cemeteries acquired by the Company in 1995. The Company's investigation is not complete. On
January 3, 2002, the Company met with Florida state officials and presented a plan to address issues raised in the Florida litigation. The plan is currently being implemented.

COMMENTING ON THE ONGOING INVESTIGATION, SCI PRESIDENT AND CHIEF OPERATING
OFFICER, JERALD L. PULLINS, SAID:

"Our investigation into the allegations is ongoing and we are currently doing everything in our power to alleviate the concerns of the families involved in these two cemeteries. We currently have a very high success rate in addressing these concerns with families that have contacted us regarding these two cemeteries. If requested, we will make full refunds to any unsatisfied families that have funeral and cemetery interment spaces, merchandise or services purchased in advance of need from these two cemeteries. We also have pledged our full and complete cooperation to the appropriate Florida state officials in their investigation of these same matters."

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CONFERENCE CALL

The Company will host a conference call to discuss the items in this press release on Thursday, January 10, 2002, at 8:00 a.m. (Central time). The telephone number to participate live during the conference call is (913)
981-5509. The conference call will also be broadcast live via the Internet through PRNewswire at http://www.videonewswire.com/event.asp?id=2610. A replay of the conference call will be available shortly after the live call and will be available through January 24, 2002. The replay of the conference call can be accessed at (719) 457-0820 using confirmation code 673972.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project,"
"expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many important factors could cause the Company's actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Important factors which could cause actual results of the Company to differ materially from those in forward-looking statements include, among others, the following:

1) Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, as well as currency and interest rate fluctuations) that could negatively affect the Company, particularly, but not limited to, levels of interest expense and negative currency translation effects.

2) Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.

3) The Company's ability to successfully implement its strategic plan as defined in the Company's Form 10-K for the year ended December 31, 2000, including:

         o  the continuation of cost reduction initiatives,

         o the continuation of actions to improve operating free cash flow, including the sale of certain funeral and cemetery operations,

         o  the continuation of debt reduction initiatives,

         o the implementation of strategic revenue and marketing initiatives resulting in increased volume through its existing facilities, and

         o the interest of third parties to enter into and consummate alliances and joint ventures with the Company.

4) Changes in consumer demand and/or pricing for the Company's products and services caused by several factors, such as changes in local death rates, cremation rates, competitive pressures and local economic conditions.

5)       Changes in domestic and international political and/or regulatory environments in which the Company operates, including potential changes in tax and accounting policies.
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6)       The Company's ability to successfully exploit its substantial purchasing power with certain of the Company's vendors.

7) The outcomes of pending class action lawsuits against the Company involving alleged violations of securities laws.

8) Any developments that may arise from further investigation of the lawsuit recently filed in Florida.

For further information on these and other risks and uncertainties, see the Company's Securities and Exchange Commission filings, including the Company's
2000 Annual Report on Form 10-K. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

As of September 30, 2001, the Company and its affiliates operated 3,188 funeral service locations, 485 cemeteries and 178 crematoria and provides funeral and cemetery services in 12 countries on four continents.

For additional information contact:

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
Investor Relations:        Eric D. Tanzberger - Vice President / Investor Relations        Tel: (713) 525-7768
                                                Assistant Corporate Controller

                           Debbie E. Fisher - Director / Investor Relations                Tel: (713) 525-9088

Media Relations:           Terry Hemeyer - Managing Director / Corp. Communications        Tel: (713) 525-5497

Other Service Corporation International information and news releases are available through SCI's corporate website at: http://www.sci-corp.com.